UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    July 7, 2009

UNITED STATES NATURAL GAS FUND, LP
(Exact name of registrant as specified in its charter)

Delaware	001-33096	20-5576760
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1320 Harbor Bay Parkway, Suite 145 Alameda, California 94502
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code	(510) 522-3336

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see   General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01    Other Events.

On July 6, 2009, the United States Natural Gas Fund, LP (“UNG”) announced in a current report on Form 8-K that only 32,100,000 of its units registered with the Securities and Exchange Commission (the “SEC”) were available for purchase by UNG’s Authorized Purchasers.  As stated in its current prospectus, UNG creates and redeems units in blocks of 100,000 units called “Creation Baskets” and “Redemption Baskets,” respectively. Only Authorized Purchasers may purchase or redeem Creation Baskets or Redemption Baskets.

As of July 7, 2009, UNG issued all of the remaining outstanding units to its Authorized Purchasers.  As a result of these issuances, UNG will temporarily suspend the issuance of additional Creation Baskets until the SEC declares effective the registration statement on Form S-3 (333-159772) which was initially filed on June 5, 2009 and registers an additional 1,000,000,000 units.  This registration statement is currently subject to review and comment by the SEC, the Financial Regulatory Industry Association (“FINRA”) and the National Futures Association (“NFA”).

The suspension of the issuance of Creation Baskets has no effect on the ability of Authorized Purchasers to redeem baskets of units.

UNG will issue a subsequent current report on Form 8-K to announce the effectiveness of the foregoing registration statement and its ability to resume offering Creation Baskets to its Authorized Purchasers.

Any forward-looking statements in this current report are based on expectations of UNG management at this time. Whether or not actual results and developments will conform to management’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in UNG’s prospectus, general economic, market and business conditions, changes in laws or regulations or other actions made by governmental authorities or regulatory bodies, and other world economic and political developments. UNG undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please call:

United States Commodity Funds LLC
John Hyland   (510) 414-5153

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES NATURAL GAS FUND, LP
	By:	United States Commodity Funds LLC, its general partner

Date: July 7, 2009	By:	/s/ Howard Mah
Name: Howard Mah Title: Chief Financial Officer